UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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THE UNITED STATES BASKETBALL LEAGUE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE UNITED STATES BASKETBALL LEAGUE, INC.

5291 NE Elam Young Pkwy.

Hillsboro, OR 97124

(509) 892-7345

Notice of Action by Written Consent of Shareholders to be Effective June 20, 2023

Dear Stockholder:

The United States Basketball League, Inc., a Delaware corporation. (the “Company”), hereby notifies our stockholders of record on April 18, 2023 that stockholders holding approximately 83% of the voting power have approved, by written consent in lieu of a special meeting on April 14, 2023 the following proposals:

Proposal 1: To change the name of the Company to Shorepower Technologies, Inc.

This Information Statement is first being mailed to our stockholders of record as of the close of business on April 18, 2023. The action contemplated herein will not be effective until June 20, 2023. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, and pursuant to Delaware law and the Company’s bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because stockholders holding approximately 55% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

Exhibit A Amendment to the Company’s Certificate of Incorporation

/s/ Jeff Kim
President and CEO’
May 3, 2023

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THE UNITED STATES BASKETBALL LEAGUE, INC.

5291 NE Elam Young Pkwy.

Hillsboro, OR 97124

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of The United States Basketball League, Inc., a Delaware corporation (the “Company”), in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On April 14, 2023, our Board of Directors approved and, on April 14, 2023, the holders of a majority of our voting capital stock approved an amendment to our Certificate of Incorporation to change our name to Shorepower Technologies, Inc. (the “Amendment”). The Amendment was filed on April 21, 2023, with the Delaware Secretary of State but will not become effective until June 20, 2023.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our shares of our common stock, par value $0.01 per share (“Common Stock”) of which 47,435,106 shares are outstanding, and 2,000,000 shares of Series B preferred stock, par value $0.01 (“Series B Preferred Stock”, and collectively with the Common Stock, the “Voting Stock”) that vote on an as-converted basis of 40 shares of Common Stock for each share of Series B preferred stock. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Voting Stock issued and outstanding at April 18, 2023 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Voting Stock issued and outstanding as of the Record Date.

A stockholder who beneficially owns approximately 55% of the issued and outstanding shares of Common Stock and an aggregate of 2,000,000 shares of our Series B Preferred Stock is the “Consenting Stockholder.” Each holder of Series B Preferred Stock is entitled to cast 40 shares of Common Stock for each share of Series B Preferred Stock held. All 2,000,000 shares of Series B Preferred Stock are held by Jeff Kim, our current Chairman, President and CEO. The Consenting Stockholder has the power to vote 83% of our Voting Stock, which number exceeds the majority of the Voting Stock on the date of this Information Statement. The Consenting Stockholder has consented to the proposed action set forth herein and had and has the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

This Information Statement will be mailed on or about May 12, 2023 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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Dissenters’ Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed action nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

PROPOSAL 1 –

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A CHANGE OF NAME OF THE COMPANY

We will change our name in an Amendment to our Certificate of Incorporation from “The United States Basketball League, Inc.” to “Shorepower Technologies, Inc.” to reflect our new focus on the manufacture and operation of transportation electrification equipment for: truck stops (TSE), electric standby Transport Refrigeration Units (eTRU) and Electric Vehicle Supply Equipment (EVSE), also known as electric vehicle charging stations. Shorepower Technologies is known best for its Truck Stop Electrification power service at over 1,800 parking spots at 60 U.S. locations, where long-haul trucks and refrigerated truck trailers can draw power from the grid rather than idle their engines when parked. Shorepower is an industry term that refers to on-board electrification as opposed to off-board electrification. In on-board electrification some equipment is required on-board the truck that allows a truck to plug into electrical outlets at our truck stops rather than off-board electrification where off-board equipment at the truck stop provides heating, ventilation and air conditioning.

Certificate of Incorporation and Bylaws

Other provisions of the Company’s Certificate of Incorporation and Bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of 1our Common Stock.

Our Certificate of Incorporation does not provide our stockholders with cumulative voting rights.

Our Bylaws provide that the President of the Company shall call a special meeting of shareholder. whenever so requested in writing by a majority of directors or by shareholders representing not less than twenty-five (25%) percent of the total number of shares of the issued and outstanding capital stock entitled to vote at said meeting, but since our Certificate of Incorporation delegates to the Board of Directors the power to make, alter, amend, change, add to or repeal the Bylaws, this power might be used to defeat stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of Common Stock and Preferred Stock to meet the Company’s current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 18, 2023, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 47,435,106 shares of Common Stock outstanding and 2,000,000 shares of Series B Preferred Stock with the voting power of 40 shares of Common Stock for each share of Series B Preferred Stock issued and outstanding.

Jeff Kim has voting control through his ownership of 26,089,758 shares of Common Stock and 2,000,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to vote on all matters submitted to a vote of our shareholders with each share casting a vote equal to 40 shares of Common Stock.

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Name and Address[1]	Amount and Nature of Beneficial Ownership	Percentage of Voting Power
Jeff Kim (2)	106,089,758	83.25%
EROP Enterprises (3)	250,000	8.01%
Equity Markets Advisors (4)	1,000,000	5.74%
All Officers and Directors as a Group	106,089,758	83.25%

(1) Unless otherwise indicated, the address of such individual is c/o the Company.

(2) Jeff Kim has voting control through his ownership of 2,000,000 shares of Series B Preferred Stock voting on an as-converted basis and his ownership of 26,089,758 shares of Common Stock. This chart reflects total Voting Stock equal to the issued and outstanding shares of Common Stock and Series B Preferred Stock for a total of 127,435,106 shares of Voting Stock.

(3) EROP Enterprises LLC is managed by Vince Sbarra who has sole voting and dispositive power over the shares held EROP Enterprises LLC. The business address of this stockholder is 3000 Millcreek Avenue, Suite 375, Alpharetta, Georgia 30022.

(4) Equity Markets Advisory LLC is managed by Steve Apolant who has sole voting and dispositive power over the shares held by Equity Markets Advisory LLC. The business address of this stockholder is 136 Wheatley Road, Glen Head, NY 11545.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at The United States Basketball League, Inc., 5291 NE Elam Young Pkwy., Hillsboro, OR 97124. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at The United States Basketball League, Inc, 5291 NE Elam Young Pkwy., Hillsboro, OR 97124, telephone: (509) 892-7345.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file. Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended February 28, 2023, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You June read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You June also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting The United States Basketball League, Inc., 5291 NE Elam Young Pkwy., Hillsboro, OR 97124, telephone: (509) 892-7345.

Date: May 3, 2023	The United States Basketball League, Inc.

By Order of the Board of Directors

	By:	/s/ Jeff Kim
Jeff Kim
President and CEO

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Exhibit A

AMENDMENT TO THE UNITED STATES BASKETBALL LEAGUE’S CERTIFICATE OF INCORPORATION

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

THE UNITED STATES BASKETBALL LEAGUE, INC.

The United States Basketball League, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that the following amendment to the Corporation’s Certificate of Incorporation to change Article First to change the name of the Corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

FIRST: The name of the corporation is:

SHOREPOWER TECHNOLOGIES, INC.

The effective date of this amendment shall be June 20, 2023.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation and the President has hereunto set his hand as of the 21st day of April, 2023.

THE UNITED STATES BASKETBALL LEAGUE, INC.

By:	/s/ Jeff Kim
Jeff Kim, President

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